UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 14, 2006

Date of Report (Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 333-116843

Delaware	47-0938234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Old Deerfield Road, Highland Park, Illinois	60035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847/831-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On December 14, 2006, Solo Cup Company (the “Company” or “Solo Cup”) entered into a transition agreement (the “Transition Agreement”) among Vestar Capital Partners IV, L.P. (“Vestar”), Vestar Cup Investment, LLC, Vestar Cup Investment II, LLC, SCC Holding Company LLC (“SCC”), Solo Cup Investment Corporation (“SCIC”) and the Company, in connection with the transition of control of the board of directors of the Company and the board of directors of SCIC, the sole shareholder of the Company.

Pursuant to the Transition Agreement, the parties have acknowledged and agreed that SCIC will “substantially underperform” (within the meaning of the Stockholders’ Agreement, dated February 27, 2004, among the parties to the Transition Agreement and certain management investors (the “Stockholders’ Agreement”) which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.18 to the Company’s Registration Statement on Form S-4 on June 24, 2004, and the Certificate of Designations adopted by SCIC’s board of directors on February 27, 2004 governing SCIC’s convertible participating preferred stock (the “Certificate of Designations”) which was filed with the SEC as Exhibit 4.6 to the Company’s Registration Statement on Form S-4 on June 24, 2004), based on financial covenants, including minimum EBITDA targets, for the year ending December 31, 2006. As a result, pursuant to the terms of the Transition Agreement, Vestar is entitled to appoint additional directors to each of the Company’s and SCIC’s board of directors which appointments occurred at a duly convened meeting of each board on December 15, 2006 as described in Item 5.02 below. Following these appointments, directors appointed by Vestar constitute a majority of each of the Company’s and SCIC’s board of directors. At such board meeting, in accordance with the terms of the Transition Agreement, Robert L. Hulseman, the former Chairman of the board of directors of each of the Company and SCIC, resigned and was named Chairman Emeritus of each board and John F. Hulseman, the former Vice Chairman of the board of directors of each of the Company and SCIC, resigned and was named Vice Chairman Emeritus of each board.

Pursuant to the terms of the Transition Agreement, from December 14, 2006 until December 31, 2006, no changes shall be made in the compensation paid by the Company to Solo Family Members (as such term is defined in the Stockholders’ Agreement). On and after January 1, 2007, the salary paid to each Solo Family Member employed by the Company (other than Robert L. Hulseman and John F. Hulseman whose revised compensation is described below) may be adjusted to be commensurate with salaries being paid to employees holding similar positions in the Company; the health benefits, life insurance benefits and reimbursement of personal expenses to be received by Solo Family Members who are employees of the Company shall in each case be commensurate with the health benefits, life insurance benefits and reimbursement being provided to executive officers of the Company from time to time; and the Solo Family Members shall be subject to the same employee policies as applied to employees of the Company holding similar positions from time to time.

On or after January 1, 2007, SCIC shall pay total annual compensation on a quarterly basis, as follows:

•	to Robert L. Hulseman, for his role as Chairman Emeritus, $114,000 plus any amounts less than $937,000 that SCIC pays in annual salaries and bonuses (including any severance paid in lieu of salary) to any lineal descendants of Robert L. Hulseman or their spouses;

•	to John F. Hulseman, for his role as Vice Chairman Emeritus, $114,000 plus any amounts less than $335,000 that SCIC pays in annual salaries and bonuses (including any severance paid in lieu of salary) to any lineal descendants of John F. Hulseman or their spouses; and

•	the maximum total annual compensation paid to Robert L. Hulseman and John F. Hulseman in connection with the provisions referred to above shall not exceed $1,500,000 in the aggregate.

On and after January 1, 2007, no amounts shall be paid and no health benefits shall be provided to Solo Family Members who have previously been compensated as consultants to the Company, and tax preparation work for Solo Family Members shall no longer be provided by the Company. However, notwithstanding the foregoing, health benefits will continue to be provided to such persons as are covered under the existing health insurance plan as of December 14, 2006 until the earlier of (i) the date that the Company is ready and able to transition the executives of the Company to the Company’s health benefit plan available to all Company employees or (ii) March 31, 2007.

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In the event that any Solo Family Member is terminated by the Company with or without cause, such Solo Family Member shall be provided with severance benefits as applicable under the Company’s then existing policy, provided however, that the severance benefits shall not be for less than six months. On or after January 1, 2007 and until the earlier of December 31, 2008 or the death, resignation or incapacity of Robert L. Hulseman, Robert L. Hulseman shall be provided with office space and secretarial services, and until the termination of the Transition Agreement, shall be provided by the Company with an automobile consistent with terms of the Company’s policies related thereto as of the date of the Transition Agreement, subject to the terms therein.

If Robert L. Hulseman dies, resigns or becomes incapacitated, then Sheila M. Hulseman or his or her designee shall become Chairman Emeritus and shall receive the same annual compensation that Robert L. Hulseman would receive under the terms of the Transition Agreement. If John F. Hulseman dies, resigns or becomes incapacitated, then Georgia S. Hulseman or his or her designee shall become Vice Chairman Emeritus and shall receive the same annual compensation that John F. Hulseman would receive under the terms of the Transition Agreement.

A copy of the Transition Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The foregoing description of the Transition Agreement is qualified in its entirety by reference to Exhibit 10.1.

ITEM 5.01 Changes in Control of Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is herein incorporated by reference. As described in Item 1.01, directors appointed by Vestar acquired control of the board of directors of the Company on December 15, 2006. The board was previously controlled by directors nominated by SCC.

Vestar currently holds 99.6% of the outstanding convertible participating preferred stock (“CPPS”) of SCIC, which in turn owns all of the outstanding common stock of the Company. The CPPS is currently convertible at any time, at the option of the holders, into 32.7% of the common stock of SCIC and is entitled to vote on all matters to be voted upon by holders of common stock, voting together with the holders of common stock as a single class. Vestar acquired its interest in SCIC on February 27, 2004 for consideration of $240.0 million in cash.

The Stockholders’ Agreement and the Certificate of Designations contain terms governing, among other things, the election of directors to the board of each of the Company and SCIC as more fully described in the Company’s Registration Statement on Form S-4 filed with the SEC on June 25, 2004 which is incorporated herein by reference.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) The information set forth in Item 1.01 of this Current Report on Form 8-K is herein incorporated by reference. As described in Item 1.01, at the duly convened meetings of the board of directors of each of the Company and SCIC on December 15, 2006, Robert L. Hulseman, the former Chairman of the board of directors of each of the Company and SCIC, resigned and was named Chairman Emeritus of each board and John F. Hulseman, the former Vice Chairman of the board of directors of each of the Company and SCIC, resigned and was named Vice Chairman Emeritus of each board.

At such meeting, Kevin A. Mundt, Peter W. Calamari, Jack M. Feder and Jeffrey W. Long were elected to the board of directors of each of the Company and SCIC. Mr. Mundt was elected Chairman of each board.

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In connection with its investment in SCIC in 2004, Vestar entered into a preferred stock purchase agreement with SCIC, the Stockholders’ Agreement; a registration rights agreement with SCIC and SCC and other stockholders of SCIC, and a management agreement with SCIC and the Company, each as more fully described in the Company’s Registration Statement on Form S-4 filed with the SEC on June 25, 2004 which is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Transition Agreement, dated December 14, 2006, among Vestar Capital Partners IV, L.P., Vestar Cup Investment, LLC, Vestar Cup Investment II, LLC, SCC Holding Company LLC, Solo Cup Investment Corporation and Solo Cup Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

	By:	/s/ Robert M. Korzenski
Date: December 15, 2006	Name:	Robert M. Korzenski
	Title:	Chief Executive Officer and President

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EXHIBIT INDEX

Exhibit No.	Description

The following exhibit is filed herewith:

10.1	Transition Agreement, dated December 14, 2006, among Vestar Capital Partners IV, L.P., Vestar Cup Investment, LLC, Vestar Cup Investment II, LLC, SCC Holding Company LLC, Solo Cup Investment Corporation and Solo Cup Company

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